SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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Check the appropriate box:

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[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                      E.I. du Pont de Nemours and Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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                                        DuPont
                                        1007 Market Street
                                        Wilmington, DE 19898

                                        Chairman and
                                        Chief Executive Officer

[LOGO OMITTED]



AANNUAL MEETING - APRIL 28, 2004

March 19, 2004

Dear Stockholder:

You are invited to attend the Company's 2004 Annual Meeting on Wednesday, April 28, 2004, at 10:30 a.m. in the DuPont Theatre, DuPont Building, Wilmington, Delaware.

The enclosed Notice of Annual Meeting and Proxy Statement provide information about the governance of our Company and describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of the Company's business and an opportunity for you to express your views on subjects related to the Company's operations.

To make it easier for you to vote your shares, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. In any case, you may request a ticket for the meeting. If you need special assistance because of a disability, please contact the DuPont Stockholder Relations Office at 302-773-3407.

The Annual Meeting gives us an opportunity to review the actions the Company is taking to achieve our mission of sustainable growth and launch the new DuPont. We appreciate your ownership of DuPont, and I hope you will be able to join us on April 28.


Sincerely,


/s/ Charles Holliday

C. O. Holliday, Jr.




E.I. du Pont de Nemours and Company

                                                                  March 19, 2004


To the Holders of Common Stock of
     E. I. du Pont de Nemours and Company





                            NOTICE OF ANNUAL MEETING

The Annual Meeting of Stockholders of E. I. DU PONT DE NEMOURS AND COMPANY will be held on Wednesday, APRIL 28, 2004, at 10:30 a.m. local time, in the DuPont Theatre in the DuPont Building, 1007 Market Street, Wilmington, Delaware. The meeting will be held to consider and act upon the election of directors, the ratification of independent accountants, stockholder proposals described in the Proxy Statement and such other business as may properly come before the meeting.

Holders of record of DuPont Common Stock at the close of business on March 9, 2004, are entitled to vote at the meeting.

This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.


                                                         /s/ Louise B. Lancaster
                                                         -----------------------
                                                         Louise B. Lancaster
                                                                Secretary


     ----------------------------------------------------------------------

             YOUR VOTE IS IMPORTANT. THERE ARE THREE WAYS TO VOTE:

     |X|  By Internet, or

     |X|  By telephone, or

     |X| Sign, date and return your proxy card in the enclosed envelope as soon as possible.

     ----------------------------------------------------------------------

Registered stockholders and holders of shares in the Company's U.S. employee benefit plans may access their proxy materials electronically next year by visiting the Internet web site www.econsent.com/dd. Stockholders with brokerage accounts can determine if their brokers offer electronic delivery by visiting www.icsdelivery.com.

       2004 ANNUAL MEETING OF STOCKHOLDERS

                Proxy Statement

                General Information                                           1

                Governance of the Company                                     2
                    Board of Directors                                        3
                       Corporate Governance Guidelines                        3
                       Committees of the Board                                8
                       Committee Membership                                   9
                       Communications with the Board and Directors           10
                       Code of Business Conduct and Ethics                   10
                    Office of the Chief Executive                            10
                    Audit Committee Report                                   11
                    Directors' Compensation                                  12

                Election of Directors                                        13
                    Nominee Biographies                                      13

                Other Information

                    Ownership of Company Stock                               16
                    Compensation Committee Report on
                       Executive Compensation                                18
                    Summary Compensation Table                               22
                    Stock Option Grants                                      23
                    Option Exercises/Year-End Values                         24
                    Stock Performance                                        25
                    Retirement Benefits                                      26

                Ratification of Independent Accountants                      27

                Stockholder Proposal on

                    Government Service                                       28
                    International Workplace Standards                        29
                    Executive Compensation                                   31

                Audit Committee Charter                                     A-1
                Summary of Audit Committee Policy on Pre-approval
                    of Services Performed by the Independent Auditors       A-4

                Compensation Committee Charter                              B-1

                Corporate Governance Committee Charter                      C-1
                Director Nomination Process                                 C-2

                                 PROXY STATEMENT

The enclosed proxy material is being sent at the request of the Board of Directors of E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held April 28, 2004. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

The Company's 2003 Annual Report on SEC Form 10-K, containing management's discussion and analysis of financial condition and results of operations of the Company and the audited financial statements, and this Proxy Statement were distributed together beginning March 19, 2004.





                               GENERAL INFORMATION

WHO MAY VOTE

All holders of record of DuPont Common Stock as of the close of business on March 9, 2004 (the record date) are entitled to vote at the meeting. Each share of stock is entitled to one vote. As of the record date, 999,791,422 shares of DuPont Common Stock were outstanding. A majority of the shares voted in person or by proxy is required for the approval of each of the proposals described in this Proxy Statement. Abstentions and broker non-votes are not counted in the vote.

HOW TO VOTE

Even if you plan to attend the meeting you are encouraged to vote by proxy. You may vote by proxy in one of the following ways:

[ ] By Internet at the address listed on the proxy card.

[ ] By telephone using the toll-free number listed on the proxy card.

[ ] By returning the enclosed proxy card (signed and dated) in the envelope provided.

When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card but don't specify how you want your shares to be voted, they will be voted as the Board of Directors recommends. You can change or revoke your proxy by Internet, telephone or mail at any time before the polls close at the Annual Meeting.

SHARES HELD IN SAVINGS AND
STOCK PURCHASE PLANS

If you participate in one of the following plans, your voting instruction card will include the shares you hold in the plan:

   DuPont 401(k) and Profit Sharing Plan for
      DuPont Holographics, Inc.,
      DuPont Display Solutions, Inc. and
      DuPont Displays
   DuPont Powder Coatings USA
      Profit Sharing Plan
   DuPont Savings and Investment Plan
   DuPont Specialty Grains Retirement and
       Savings Plan
   Pioneer Hi-Bred International, Inc.
      Savings Plan
   Solae Savings Investment Plan
   The Invironmentalists, Inc. 401(k) Plan
   Thrift Plan for Employees of Sentinel
      Transportation, LLC

The plan trustees will vote according to the instructions received on your proxy. If proxies for shares in savings plans are not received by Internet, telephone or mail, those shares will be voted at the discretion of the trustees.

PROXY STATEMENT PROPOSALS At each annual meeting stockholders are asked to elect directors to serve on the Board of Directors and to ratify the appointment of our independent accountants for the year. Other proposals may be submitted by the Board of Directors or stockholders to be included in the proxy statement. To be considered for inclusion in the 2005 Annual Meeting Proxy Statement, stockholder proposals must be received by the Company no later than November 19, 2004.

PROXY COMMITTEE

The Proxy Committee is composed of directors of the Company who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board of Directors a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

SOLICITATION OF PROXIES
The Company will pay all costs relating
to the solicitation of proxies. Georgeson Shareholder Communications, Inc. has been retained to assist in soliciting proxies at an estimated cost of $10,000 plus reasonable expenses. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone or other electronic means. The Company will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont stock.

SECRECY IN VOTING

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by the Company. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of the Company's core values, supporting the Company's sustainable growth mission. DuPont is committed to having sound corporate governance principles and practices. Please visit the Company's website at www.dupont.com for the Board's Corporate Governance Guidelines, the Board-approved Charters for the Audit, Compensation and Corporate Governance Committees and related information. You may also write to the Corporate Secretary to obtain a free copy of these Guidelines and Charters.

                            DUPONT BOARD OF DIRECTORS

                         CORPORATE GOVERNANCE GUIDELINES

         These Guidelines serve as an important framework for the Board's corporate governance practices and to assist the Board in carrying out its responsibilities effectively. The Board reviews these Guidelines periodically and may modify them as appropriate to reflect the evolution of its governance practices.

THE BOARD

         RESPONSIBILITY

         The Board has an active responsibility for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company to enhance the long-term value of the Company for its shareholders and the vitality of the Company for its other stakeholders.

         ROLE

         In carrying out its responsibility, the Board has specific functions, in addition to the general oversight of management and the Company's business performance, including providing input and perspective in evaluating alternative strategic initiatives; reviewing and, where appropriate, approving fundamental financial and business strategies and major corporate actions; ensuring processes are in place to maintain the integrity of the Company; evaluating and compensating the CEO; and planning for CEO succession and monitoring succession planning for other key positions.

         DUTIES

         Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibility. Directors are expected to attend meetings of the Board, its Committees on which they serve, and the Annual Meeting of Shareholders; review materials distributed in advance of the meetings; and make themselves available for periodic updates and briefings with management via telephone or one-on-one meetings.

         LEADERSHIP

         The positions of Chairman of the Board and CEO are held by the same person, except in specific circumstances.

         INDEPENDENCE

         A majority of the Board are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Guidelines at Appendix A. The Corporate Governance Committee as well as the Board annually reviews relationships that Directors may have with the Company to make a determination of whether there are any material relationships that would preclude a Director being independent.

         QUALIFICATIONS

         Directors are selected for their integrity and character, sound, independent judgment, breadth of experience, insight and knowledge, and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. The Corporate Governance Committee considers candidates for potential nomination to recommend for approval by the full Board.

         The Board does not limit the number of other public company boards that a Director may serve on. However, the Corporate Governance Committee considers the number of boards a Director sits on. Directors are encouraged to limit the number of other public company boards to take into account their time and effectiveness and are expected to advise the Chairman in advance of serving on another board.

         When a Director's principal responsibilities or business association changes significantly, the Director will tender his or her resignation to the Chairman for consideration by the Corporate Governance Committee of the continued appropriateness for Board service.

         No Director may stand for reelection to the Board after reaching age
70. An employee Director retires from the Board when retiring from employment with the Company, with the exception of the former CEO. The Board may in unusual circumstances and for a limited period ask a Director to stand for reelection after the prescribed retirement date.

         ORIENTATION AND CONTINUING EDUCATION

         New Directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values including ethics, compliance programs, corporate governance practices and other key policies and practices through a review of background materials, meetings with senior executives and visits to Company facilities. The Corporate Governance Committee is responsible for providing guidance on Directors' continuing education.

         COMPENSATION

         The Board believes that compensation for outside Directors should be competitive. DuPont common stock is a key component with payment of a portion of Director compensation as DuPont stock, options or similar form of equity-based compensation, combined with stock ownership guidelines requiring all outside Directors to hold DuPont stock equal at least to five times the annual retainer within five years. The Compensation Committee reviews periodically the level and form of Director compensation and, if appropriate, proposes changes for consideration by the full Board.

         ANNUAL SELF-EVALUATION

         The Board and each Committee make an annual self-evaluation of its performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process.

         ACCESS TO MANAGEMENT AND ADVISORS

         Directors have access to the Company's management and, in addition, are encouraged to visit the Company's facilities. As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

BOARD MEETINGS

         SELECTION OF AGENDA ITEMS

         The Chairman establishes the agenda for Board meetings, in conjunction with Chairs of the Committees. Directors are encouraged to suggest items for inclusion on the agenda and may raise subjects not specifically on the agenda.

         ATTENDANCE OF SENIOR EXECUTIVES

         The Board welcomes regular attendance of senior executives to be available to participate in discussions. Presentation of matters to be considered by the Board are generally made by the responsible executive.

         EXECUTIVE SESSIONS

         Regularly scheduled Board meetings include a session of all Directors and the CEO. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. The presiding director is generally the Chair of the Corporate Governance Committee, unless there is a matter within the responsibility of another Committee, such as CEO evaluation and compensation, when the Chair of that Committee presides.

LEADERSHIP ASSESSMENT

         SUCCESSION PLANNING

         The Board plans for succession to the position of CEO. The Compensation Committee oversees the succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. The Board has available on a continuing basis the CEO's recommendation should he/she be unexpectedly unable to serve. The CEO also provides the Board with an assessment of potential successors to key positions.

         CEO EVALUATION AND COMPENSATION

         Through an annual process overseen and coordinated by the Compensation Committee, independent Directors evaluate the CEO's performance and set the CEO's compensation.

                   GUIDELINES FOR DETERMINING THE INDEPENDENCE
                               OF DUPONT DIRECTORS

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith, and in the best interests of the Company and its shareholders as a whole, notwithstanding any member's other activities or affiliations.

However, in addition, the Board has determined that a majority of its members should be "independent" in that they are free of any material relationship with the Company or Company management, whether directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. In furtherance of this objective, the Board has adopted the following Guidelines for determining whether a member is considered "independent".

The Board will re-examine the independence of each of its members once per year and again if a member's outside affiliations change substantially during the year.

For purposes of these Guidelines, "members of his/her immediate family" and similar phrases will mean a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares the person's home. "The Company" means the Company and all of its consolidated subsidiaries.

1. Regardless of other circumstances, a Board member will not be deemed independent if s/he does not meet the independence standards adopted by the New York Stock Exchange, or any applicable legal requirement.*

2. Except in special circumstances, as determined by a majority of the independent members of the Board, the following relationships will be considered not to be material relationships that would affect a Board member's independence:

         (a) If the Board member is an executive officer or employee, or any member of his/her immediate family is an executive officer, of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years.

         (b) If the Board member or any member of his/her immediate family serves as an officer, director or trustee of a charitable or educational organization, and contributions by the Company do not exceed the greater of one million dollars (US$1,000,000) or two percent (2%) of such organization's annual consolidated gross revenues, including annual charitable contributions, for any of the past three (3) years.

     3. If a Board member has a relationship that exceeds the thresholds described in Section 2 above, or another significant relationship with the Company or its management that is not described in Section 2 above, then the Board will determine by a majority of the independent members whether that member's relationship would affect the Board member's independence.

     4. The Board will consider all relevant facts and circumstances in determining independence.

     5. Any determinations of independence made pursuant to Section 3 above will be disclosed in the Company's annual meeting proxy statement.

                                  Appendix A-1

            DuPont Board of Directors Corporate Governance Guidelines

* Current New York Stock Exchange standards state that a director will not be independent:

         (a) If the Board member is an employee or any member of his/her immediate family is an executive officer of the Company, until three (3) years after the end of such employment relationship;

         (b) If the Board member is affiliated with or employed by, or if any member of his/her immediate family is affiliated with or employed in a professional capacity by, a present or former auditor of the Company, until three (3) years after the end of either the affiliation/employment or the auditing relationship;

         (c) If the Board member or any member of his/her immediate family is, or in the past three (3) years has been, employed as an executive officer of another company where a principal officer appointed by the Board of the Company serves/served on the compensation committee;

         (d) If the Board member is an executive officer or employee, or if any member of his/her family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services which exceed the greater of one million dollars (US$1,000,000) or two percent (2%) of the other company's annual consolidated gross revenues for any of the past three (3) years; or

         (e) If the Board member, or a member of his/her immediate family, has received more than one hundred thousand dollars (US$100,000) in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service which are not contingent in any way on continued service) within the past three (3) years.









                                  Appendix A-2
            DuPont Board of Directors Corporate Governance Guidelines

COMMITTEES OF THE BOARD
--------------------------------------------------------------------------------

AUDIT                      Responsibilities include:
COMMITTEE                  [ ]  Employs independent auditors, subject to
                                stockholder ratification, to audit the Company's consolidated financial statements.

                           [ ] Pre-approves all services performed by the independent auditors.

                           [ ] Provides oversight on the external reporting process and the adequacy of the Company's internal controls.

                           [ ] Reviews the scope of the audit activities of the independent auditors and the Company's internal auditors and appraises audit efforts of both.

                           [ ] Reviews services provided by independent auditors and other disclosed relationships as they bear on the independence of the independent auditors.

                           [ ]  Establishes procedures for the receipt,
                                retention and resolution of complaints regarding accounting, internal controls or auditing matters.


                           All members of the Audit Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has determined that C.J. Crawford is an audit committee financial expert within the meaning of applicable SEC rules.

                           See the Audit Committee Report on page 11. The Audit Committee Charter is attached at Appendix "A" and is available on the Company's website (www.dupont.com). A summary of The Audit Committee Policy on Pre-approval of Services Performed by the Independent Auditors is attached at Appendix "A-1."


COMPENSATION               Responsibilities include:
COMMITTEE                  [ ]  Establishes executive compensation policy
                                consistent with corporate objectives and stockholder interests.

                           [ ] Oversees process for evaluating CEO performance against Board-approved goals and objectives and recommends to the Board compensation for the CEO.

                           [ ]  Administers grants under the Company's
                                compensation plans.

                           [ ] Oversees succession planning process for the CEO and key leadership.

                           All members of the Compensation Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards.

                           See the Compensation Committee Report on page 18. The Compensation Committee Charter is attached at Appendix "B" and is available on the Company's website (www.dupont.com).


CORPORATE                  Responsibilities include:
GOVERNANCE                 [ ]  Recommends to the Board nominees for election to
COMMITTEE                       the Board of Directors.

                           [ ] Reviews principles, policies and procedures affecting directors and the Board's operation and effectiveness.

                           [ ] Oversees evaluation of the Board and its effectiveness.

                           All members of the Corporate Governance Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards.

                           The Corporate Governance Charter is attached at Appendix "C" and is available on the Company's website (www.dupont.com). A description of the Director Nomination Process is attached at Appendix "C-1."

ENVIRONMENTAL              Responsibilities include:
POLICY                     [ ]  Reviews the Company's environmental policies and
COMMITTEE                       practices.

                           [ ] Provides support for the Company's sustainable growth mission.


STRATEGIC                  Responsibilities include:
DIRECTION                  [ ]  Reviews the strategic direction of the Company's
                                major business segments.
COMMITTEE                  [ ]  Reviews significant trends in technology and
                                their anticipated impact on the Company.



COMMITTEE MEMBERSHIP

The following chart shows the current committee membership and the number of meetings that each Committee held in 2003.

-----------------------------------------------------------------------------------------------------------------
                                                              Corporate        Environmental          Strategic
                               Audit       Compensation      Governance           Policy              Direction
     Director                Committee       Committee        Committee          Committee            Committee
-----------------------------------------------------------------------------------------------------------------
Alain J. P. Belda                                X                                                        X
Richard H. Brown                                                                                          X
-----------------------------------------------------------------------------------------------------------------
Curtis J. Crawford               X                                C
Louisa C. Duemling                                                                   X
-----------------------------------------------------------------------------------------------------------------
Edward B. du Pont*                                                X
Charles O. Holliday, Jr.                                                                                  C
-----------------------------------------------------------------------------------------------------------------
Deborah C. Hopkins               X
Lois D. Juliber                                  C                                                        X
-----------------------------------------------------------------------------------------------------------------
Goran Lindahl**                                                                      X                    X
Masahisa Naitoh                                                                      X
-----------------------------------------------------------------------------------------------------------------
William K. Reilly                                                 X                  C
H. Rodney Sharp, III             X               X
-----------------------------------------------------------------------------------------------------------------
Charles M. Vest                  C
-----------------------------------------------------------------------------------------------------------------
Number of Meetings
   in 2003                      10               7                6                  2                    5
-----------------------------------------------------------------------------------------------------------------

  C = Chairperson
  * Retiring pursuant to the age 70 retirement policy in the Board's Corporate Governance Guidelines.
**  Not standing for election.

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and Chief Executive Officer and other members of management relative to matters of mutual interest and concern to the Company.

In 2003, seven meetings of the Board were held. Each director attended at least 82% of the aggregate number of meetings of the Board and the committees of the Board on which the director served. Attendance at these meetings averaged 95% among all directors in 2003.

As provided in the Board's Corporate Governance Guidelines, directors are expected to attend the Company's Annual Meetings of Stockholders. All directors attended the 2003 Annual Meeting.

COMMUNICATIONS WITH THE BOARD
AND DIRECTORS

Stockholders and other parties interested in communicating directly with the Board, presiding director or other outside director may do so by writing in care of the Secretary of the Company. The Board's independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, presiding director or other outside director. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-800-476-3016).

CODE OF BUSINESS CONDUCT
AND ETHICS

The Board has adopted a Code of Business Conduct and Ethics for Directors with provisions specifically applicable to directors. In addition, the Company has a long-standing Business Ethics Policy and Business Conduct Guide applicable to all employees of the Company, including executive officers. The Business Ethics Policy, Business Conduct Guide and Code of Business Conduct and Ethics for Directors are available on the Company's website (www.dupont.com).





                          OFFICE OF THE CHIEF EXECUTIVE

The Office of the Chief Executive (OCE)
has responsibility for the overall direction and operations of all the businesses of the Company and broad corporate responsibility in such areas as corporate financial performance, environmental leadership and safety, development of global talent, research and development and global effectiveness. All seven members are executive officers and employees, and one is a director. Its members include the Chairman and Chief Executive Officer and six other senior leaders.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board and last amended and restated effective February 1, 2004. The Charter is attached to this Proxy Statement at Appendix "A."

The Committee is comprised of four directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the Securities and Exchange Commission. Subject to stockholder ratification, the Committee appoints the Company's independent auditors. The Committee approves in advance all services to be performed by the Company's independent auditors in accordance with the Committee's Policy on Pre-approval of Services Performed by the Independent Auditors. A summary of the Policy is attached to this Proxy Statement at Appendix "A-1."

Management is responsible for the Company's financial statements and reporting process, including the system of internal controls. PricewaterhouseCoopers LLP
(PwC), the Company's independent auditors, has responsibility for performing an independent audit of and expressing an opinion on the consolidated financial statements of the Company. The Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2003 with management and with representatives of PwC.

The Committee has also discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee has received from PwC the written disclosures required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence.

The Committee has also considered whether the provision to the Company by PwC of limited nonaudit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee's review of the audited consolidated financial statements of the Company, and on the Committee's discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                        AUDIT COMMITTEE

                                        Charles M. Vest, Chair
                                        Curtis J. Crawford
                                        Deborah C. Hopkins
                                        H. Rodney Sharp, III

                             DIRECTORS' COMPENSATION

All nonemployee directors receive an annual cash retainer fee of $50,000 and a stock option grant based on a Black-Scholes value of $85,000 for service on the Board. In 2004, each nonemployee director received a grant of 7,500 options. One-third of the options granted are exercisable beginning on each of the first three anniversaries of the grant date and have a six year term.

Nonemployee directors receive annual compensation for committee service as follows: (a) committee members receive $9,000 and (b) committee chairs receive $18,000.

An employee director receives no additional compensation for Board service.

Stock ownership guidelines require each nonemployee director to hold DuPont Common Stock equal to at least five times the annual retainer. Directors have up to five years to achieve the required stock ownership.

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board and committee fees in cash or stock units until a specified year, until retirement as a director or until death. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. Nine directors elected to defer payment of directors' fees for 2004.

The Company's retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan's elimination continue to be eligible to receive benefits under the plan provided they have served as a director for at least five years. Annual benefits payable under the plan equal one-half of the annual Board retainer (exclusive of any committee compensation and stock or option grants) in effect at the director's retirement. Benefits are payable for the lesser of life or ten years.

The Directors' Charitable Gift Plan was established in 1993. After the death of a director, the Company will donate five consecutive annual installments up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by the Company.

A director is fully vested in the Plan after five years of service as a director or upon death or disability. The Plan is unfunded; the Company does not purchase insurance policies to satisfy its obligations under the Plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the Plan if they pay their allocable cost.

The Company also maintains $300,000 accidental death and disability insurance on nonemployee directors.

                           1 -- ELECTION OF DIRECTORS

The 12 nominees for election as directors are identified on pages 13 through 16. All nominees are now members of the Board of Directors with the exception of John T. Dillon. Two current directors are not standing for election: Edward B. du Pont, who is retiring pursuant to the age 70 retirement policy in the Board's Corporate Governance Guidelines, and Goran Lindahl.

The Board has determined that, except for C. O. Holliday, Jr., the Chairman and CEO, each of the nominees is independent within the meaning of the Guidelines for Determining the Independence of DuPont Directors set forth in the Board's Corporate Governance Guidelines. See pages 6-7.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The following material contains information concerning the nominees, including their recent employment, other directorships, and age as of the 2004 Annual Meeting.


[PHOTO OMITTED]

ALAIN J. P. BELDA, 60                                        Director since 2000

Chairman and Chief Executive Officer of Alcoa Inc., the world's largest producer of primary aluminum, fabricated aluminum and alumina. He formerly served as president and chief executive officer, president and chief operating officer, vice chairman, and executive vice president of Alcoa, Inc. Mr. Belda is a director of Alcoa Inc., Citigroup Inc. and The Ford Foundation.


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RICHARD H. BROWN, 56                                         Director since 2001

Former chairman and chief executive officer of Electronic Data Systems, a leading global services company, chief executive officer of Cable & Wireless PLC, president and chief executive officer of H&R Block, Inc. and vice chairman of Ameritech Corporation. Mr. Brown is a director of The Home Depot Inc. He is a member of The Business Council, and a former member of the U.S.-Japan Business Council, the French-American Business Council and the President's National Security Telecommunications Advisory Committee. He also serves on the board of trustees of Southern Methodist University and The Ohio University Foundation.

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CURTIS J. CRAWFORD, 56                                       Director since 1998

President and Chief Executive Officer of XCEO, Inc, a consulting firm specializing in leadership and corporate governance. He formerly served as president and chief executive officer of Onix Microsystems, Inc. and chairman, president and chief executive officer of ZiLOG, Inc. Mr. Crawford is a director of ITT Industries, Inc. and ON Semiconductor Company. He also serves as a trustee of DePaul University.


[PHOTO OMITTED]

JOHN T. DILLON, 65

Retired chairman and chief executive officer, president and chief operating officer and executive vice president - packaging of International Paper, a global paper and paper distribution, packaging and forest products company. He is a director of Caterpillar, Inc. and Kellogg Company. A member of The Business Council, Mr. Dillon is a former chairman of The Business Roundtable, was a member of the President's Advisory Council on Trade Policy and Negotiations and served as chairman of the National Council on Economic Education.


[PHOTO OMITTED]

LOUISA C. DUEMLING, 68                                       Director since 1982

A trustee of the Maryland/DC Chapter of the Nature Conservancy and a member of the board of managers of Mount Cuba Center, Inc.


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CHARLES O. HOLLIDAY, JR., 56                                 Director since 1997

Chairman and Chief Executive Officer of DuPont. He is a former president, executive vice president, president and chairman-DuPont Asia Pacific and senior vice president. He is a director of HCA and chairman of The Business Council. Mr. Holliday is a founding member of the International Business Council and a member of the National Infrastructure Advisory Council, The Business Roundtable and the Executive Committee of the U.S. Council on Competitiveness. He also serves as a trustee of the Winterthur Museum and Gardens and a member of the board of Catalyst.

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DEBORAH C. HOPKINS, 49                                       Director since 2000

Chief Operations and Technology Officer and a member of the Management Committee of Citigroup Inc., a diversified financial services company. She formerly served as senior partner, Marakon Associates, executive vice president and chief financial officer of Lucent Technologies, senior vice president and chief financial officer of the Boeing Company, chairman of Boeing Capital Corp., vice president and chief financial officer of General Motors Europe and vice president and general auditor of General Motors Corporation.


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LOIS D. JULIBER, 55                                          Director since 1995

Chief Operating Officer of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products. She formerly served as executive vice president-Developed Markets, president, Colgate-Palmolive North America and chief technological officer of Colgate-Palmolive. Ms. Juliber is a member of the board of trustees of Wellesley College, the Brookdale Foundation and Girls, Inc.


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MASAHISA NAITOH, 66                                          Director since 2000

Chairman and Chief Executive Officer of the Institute of Energy Economics, Japan. He formerly served as Executive Vice Chairman of ITOCHU Corporation, an international trading company headquartered in Tokyo, Japan, and executive vice president, senior managing director and advisor of ITOCHU. Prior to joining ITOCHU, Mr. Naitoh served in a number of senior policy positions in the Japanese government's Ministry of International Trade and Industry. Mr. Naitoh is a director of Molex Incorporated and a member of the board of advisors of the Center for International Political Economy in New York.


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WILLIAM K. REILLY, 64                                        Director since 1993

President and Chief Executive Officer of Aqua International Partners, L.P., which finances water supply and wastewater treatment in developing countries. He formerly served as administrator of the United States Environmental Protection Agency, the Payne visiting professor at the Institute for International Studies at Stanford University and president of World Wildlife Fund and The Conservation Foundation. Mr. Reilly is a director of ConocoPhillips, Eden Springs, Evergreen Holdings, Inc., Ionics, and Royal Caribbean International. He also serves as a trustee of The American Academy in Rome and The National Geographic Society and is chairman of the board of World Wildlife Fund.

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H. RODNEY SHARP, III, 68                                     Director since 1981

President of the Board of Trustees of Longwood Foundation, Inc., and a director of Wilmington Trust Corporation. He is a trustee and director of Christiana Care Corporation. Mr. Sharp also serves as vice chairman of the board of Planned Parenthood of Delaware.


[PHOTO OMITTED]

CHARLES M. VEST, 62                                          Director since 1993

President of the Massachusetts Institute of Technology. He is a former provost and vice president of Academic Affairs and dean of Engineering of the University of Michigan. Mr. Vest is a director of International Business Machines Corporation, a fellow of the American Association for the Advancement of Science, and a member of the National Academy of Engineering, the Corporation of Woods Hole Oceanographic Institution and the President's Council of Advisors on Science and Technology. He is vice chair of the Council on Competitiveness.






                           OWNERSHIP OF COMPANY STOCK

The following table includes shares in DuPont beneficially owned by each director and nominee, by each executive officer named in the Summary Compensation Table on page 22 and by all directors and executive officers as a group as of December 31, 2003. Also included are shares of DuPont Common Stock granted in 2004 under the Variable Compensation Plan.

Under rules of the Securities and
Exchange Commission, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

                                                         Amount and Nature of
                                                         Beneficial Ownership
                                              --------------------------------------------------------------
                                                         (Number of Shares)
------------------------------------------------------------------------------------------------------------
                                                              Voting or
                                                             Investment         Right to     Percent of
DuPont Common Stock                           Direct (1)       Power (2)*      Acquire (3)    Class (4)
------------------------------------------------------------------------------------------------------------
A. J. P. Belda                                   7,148           --                 5,700         --
------------------------------------------------------------------------------------------------------------
R. H. Brown                                      3,156           --                 5,700         --
------------------------------------------------------------------------------------------------------------
C. J. Crawford                                   3,562           --                 5,700         --
------------------------------------------------------------------------------------------------------------
L. C. Duemling                                 168,710          576,700             5,700         --
------------------------------------------------------------------------------------------------------------
E. B. du Pont                                1,463,654        7,143,104             5,700         0.9%
------------------------------------------------------------------------------------------------------------
R. R. Goodmanson                                71,151           --               870,000         --
------------------------------------------------------------------------------------------------------------
J. C. Hodgson                                   30,370           --               223,433         --
------------------------------------------------------------------------------------------------------------
C. O. Holliday, Jr.                            159,413          285,300         3,000,314         --
------------------------------------------------------------------------------------------------------------
D. C. Hopkins                                    3,408           --                 5,700         --
------------------------------------------------------------------------------------------------------------
L. D. Juliber                                   15,420              600             5,700         --
------------------------------------------------------------------------------------------------------------
G. Lindahl                                       8,285           --                 5,700         --
------------------------------------------------------------------------------------------------------------
S. J. Mobley                                    42,169           --               496,663         --
------------------------------------------------------------------------------------------------------------
M. Naitoh                                        8,278           --                 5,700         --
------------------------------------------------------------------------------------------------------------
G. M. Pfeiffer                                  43,169          206,648           514,735         --
------------------------------------------------------------------------------------------------------------
W. K. Reilly                                    19,657           --                 5,700         --
------------------------------------------------------------------------------------------------------------
H. R. Sharp, III                               367,837        6,214,224             5,700         0.7%
------------------------------------------------------------------------------------------------------------
C. M. Vest                                      14,150           --                 5,700         --
------------------------------------------------------------------------------------------------------------
Directors and Executive Officers             2,464,567        9,106,274         5,628,443         1.6%
   as a Group
------------------------------------------------------------------------------------------------------------

(1) These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. Also included are stock units credited under the Variable Compensation Plan, the Salary Deferral and Savings Restoration Plan and the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, time-vested restricted stock units credited under the Stock Performance Plan and shares resulting from option exercises for which delivery is deferred.

(2) This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3) This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under DuPont's stock option plans.

(4) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.5% of the outstanding shares of the class.

* Because they may be considered to share, directly or indirectly, voting and/or investment power, E. B. du Pont and H. R. Sharp, III are each listed as beneficial owners of the same 5,320,302 shares. These shares of DuPont Common Stock are reported only once in the total for directors and executive officers as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. In 2003, all such reports were filed on a timely basis.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") is responsible for establishing executive compensation policies and programs consistent with corporate objectives and shareholder interests. The Committee recommends to the Board specific individual compensation actions for the Chairman and Chief Executive Officer (CEO) based upon evaluation of the CEO's performance against Board-approved goals and objectives.

The Company's executive compensation policy is to attract, reward and retain management who will achieve the business objectives of the Company, and to provide competitive total annual compensation based on positions of equivalent responsibility within a self-constructed group of peer companies.

When determining variable compensation, the Committee evaluates the Company's corporate performance and annual compensation against the peer group, which are the same companies included in the peer group index used in the stock performance graph shown on page 25. The policy also provides for competitive long-term compensation opportunity when compared with other major industrial companies, including many of those shown in the peer group index.

Periodically, the Committee undertakes a review of the Company's executive compensation strategy. In 2003, Mercer Human Resources was engaged in connection with that study. The changes implemented in response to the results of the study are described later in this report in the section on the Stock Performance Plan.

STOCK OWNERSHIP GUIDELINES

The Committee believes senior leadership should have a significant equity position in the Company. Stock ownership guidelines are in place to better align executive officers and other senior leaders with the interests of stockholders and to encourage a longer-term focus in managing the Company. Stock ownership guidelines vary from a minimum of five times base salary for the CEO to one and one-half times for Vice Presidents. An annual review is conducted to assess compliance with the guidelines.

COMPONENTS OF COMPENSATION

Compensation for executive officers consists of the following components: salary, annual variable compensation, stock options, and performance-based and time-vested restricted stock units.

SALARY

Consistent with the Company's policy, salaries are about the median of the peer group. Salary increases for executive officers are based on individual contribution and position relative to the median of the peer group. This is the same approach as used for other salaried employees.

VARIABLE COMPENSATION PLAN

The Variable Compensation Plan (VCP) provides approximately 7,600 DuPont employees, including executive officers, with total annual compensation that varies up or down based on the performance of the Company, the performance of their business unit and their individual contribution. Typically, 25% of variable compensation is paid in DuPont Common Stock, and senior leaders have the choice of receiving up to 100% in stock.

As approved by stockholders, the VCP limits the annual maximum funding to 20% of consolidated net income after deducting 6% of net capital employed. Each year the Committee reviews operating results, excluding all special items, in determining the overall limit on variable compensation. This ensures that the amount available for variable compensation fluctuates in relation to the Company's operating results.

In determining VCP payments to participants for 2003, the Committee used a formula which consisted of equally weighted components of earnings per share
(EPS) (excluding special items) versus the prior year and return on investors' capital (ROIC) versus the average of the peer group. The formula may be adjusted based on a qualitative assessment of corporate financial performance compared with the peer group.

Variable Compensation differentiation by business unit is based on after-tax operating income (excluding special items) and free cash flow versus each unit's financial commitments for the year and, for 2003, the achievement of specified growth initiative commitments. In addition, payments may be differentiated by business unit based on a qualitative assessment of performance on the Company's core values: ethics and integrity; workplace environment, treatment and development of people, and strategic staffing (including diversity); and safety, health and environmental stewardship.

In arriving at the level of payments for 2003, the Committee considered that 2003 EPS (excluding special items) were 83% of 2002, ROIC was below the average of the peer group and average business unit performance was 90% of pre-established performance metrics. The Committee adjusted each of the business unit performance factors with a five point increase to recognize achievement of fourth quarter stretch goals that contributed to a strong finish in 2003. An additional two point increase was provided for three business units that delivered exceptional safety performance in 2003. These increases resulted in an adjusted average business unit performance factor of 95%.

The combination of the corporate and business unit performance metrics described above resulted in an average payment of 88% of the award target (with individual business unit payouts ranging from 55% to 124%). The Committee approved awards for 2003 that totaled 73% of the 2002 grant.

Variable compensation payments for
2003 were 55% of the maximum amount available under the VCP limit. Over the past ten years, the Committee has approved payments on average of 48% of the maximum available.

STOCK PERFORMANCE PLAN

Stock options are granted to provide
an incentive primarily for employees responsible for the growth and success of the Company. Stock option grants are also intended to encourage the ownership of DuPont stock and thereby further the identity of interest of optionees with those of the Company's stockholders. About 2,200 employees, including executive officers, key leaders globally and middle management, received grants in 2003.

The Committee has established long-term incentive targets for each participating level of responsibility within the Company based on a survey of practices by large industrial companies conducted by Mercer Human Resources. Mercer's survey included several of the peer group companies used for benchmarking total annual compensation and for the stock performance graph referenced above, as well as other publicly traded companies with multibillion dollar revenues. This broader group of companies, rather than the peer group, is used for determining target long-term compensation because of the greater variability in value of long-term compensation plans. Targets for DuPont are set to be near the median long-term incentive opportunity granted by the survey group.

Stock options typically are granted annually and individual grants generally range from 0% to 200% of the target for each level of responsibility to reflect employees' future potential and individual performance, including achievement of critical operating tasks in such areas as organizational capacity and strategic positioning. Annual grants are made at market price on the date of grant, vest in one-third increments over three years, and carry a term of up to ten years.

Beginning with grants made in 2003, the Company has expensed stock options. The Company has never repriced stock options and has no intent to reprice options in the future.

A reload feature is available for options granted from 1997 through 2003 to facilitate stock ownership by management. Participants are eligible for reload options upon the exercise of those options with the condition that shares received from the exercise are held for at least two years. Reloads are granted as nonqualified stock options at fair market value and have a term equal to the remaining term of the original option. Reload options do not increase the combined number of shares and options held by the executive prior to the exercise. Options granted in 2004 do not include a reload feature.

The review of the Company's executive compensation strategy conducted in 2003 concluded that DuPont's overall compensation is competitive; however the long-term incentive program based principally on stock options should be expanded to include a range of vehicles. As a result, for grants made in 2004, the Company's long-term program uses a blend of stock options, performance-based restricted stock units and time-vested restricted stock units. All options and restricted stock units are granted under the Company's Stock Performance Plan, previously approved by shareholders.

These vehicles serve to balance a core program of options, intended to reward for long-term value creation, with an opportunity to reward appropriate executives for achieving pre-established operational objectives over a mid-term (three year) time horizon. The utilization of time-vested restricted stock units provides capital accumulation opportunities and supports retention goals around key employees. Restricted stock units are paid out in shares of DuPont stock.

For grants made in 2004, stock options represent 50%-75% of the target long-term grant and will carry a term of six years.

Performance-based restricted stock units represent about 25% of the 2004 long-term grant for DuPont corporate officers, who drive the development and execution of business strategy. Units are awarded to participants at the beginning of a three year performance cycle. At the conclusion of the performance cycle, payouts can range from 0%-200% of the target grant opposite pre-established performance-based objectives in both revenue growth and ROIC vs. the peer group, over a three year performance period.

Time-vested restricted stock units represent 25% of a corporate officer's long-term grant in 2004. The time-based restrictions will lapse in accordance with guidelines determined by the Committee, generally over a three year period. The Chairman and CEO receives 50% options and 50% performance-based restricted stock units; he does not receive time-vested restricted stock units.

Participants below the corporate officer level receive 75% options and 25% time-vested restricted stock units.

In addition to annual grants, special grants of options, time-vested restricted stock units and performance-vested restricted stock units are made to employees to recognize advancement to key senior management positions and/or to recognize significant achievements.

COMPENSATION FOR THE CHIEF
EXECUTIVE OFFICER (CEO)

The Committee has the practice of tracking the total annual compensation of CEOs of the peer group to assist in the determination of the compensation of DuPont's CEO. The Committee also monitors the competitive practice of a broader range of Fortune 100 companies. There has been concern over the upward spiral of CEO compensation, and the widening divergence of CEO compensation compared to that of the average employee. Over the past decade, the position of DuPont's Executive Vice President has been used as a benchmark tie to the peer group, in addition to the CEO. Total annual cash compensation for the CEO is currently targeted at twice that of the Executive Vice President.

Mr. Holliday's last salary adjustment was effective January 1, 2003, when he received a three percent increase consistent with the salary adjustments for other senior leaders. At Mr. Holliday's request, his 2004 salary remains at the 2003 level of $1,118,000.

The computation of Mr. Holliday's 2003 variable compensation grant was consistent with the method followed for other corporate employees, reflecting the 88% award target based on corporate and business unit financial results. Mr. Holliday's variable compensation grant for 2003 was $1,300,000, representing a reduction of about 40 percent from 2002. In reaching its decision on Mr. Holliday's 2003 variable compensation award, the Committee noted Mr. Holliday's leadership in the Company's revenue growth broadly across businesses and regions, and an especially strong finish for 2003. In addition, the Committee recognized the successful integration of recent acquisitions, solid progress on separation of the fibers businesses and bold steps to launch the new DuPont, with significant actions planned to improve 2005 pretax earnings by $900 million through variable margin improvements, fixed cost reductions and organizational actions.

In 2003, Mr. Holliday received 464,200 stock options. In February 2004, Mr. Holliday received 245,800 stock options and 64,000 performance-based restricted stock units to provide a strong incentive connected to the launch of the new DuPont.

                                      * * *

The federal tax laws impose requirements in order for compensation payable to the CEO and certain executive officers to be fully deductible. The Company has taken appropriate actions to maximize its income tax deduction.

The Compensation Committee believes the executive compensation programs and practices described above are competitive. They are designed to provide increased compensation with improved financial results and offer additional opportunity for capital accumulation, but only if stockholder value is increased.

                        COMPENSATION COMMITTEE

                        Lois D. Juliber, Chair
                        Alain J. P. Belda
                        H. Rodney Sharp, III

                    COMPENSATION AND STOCK OPTION INFORMATION

The following table shows information about the compensation of the Company's chief executive officer and four other highest paid executive officers. Two additional tables provide detailed information about these employees' stock options.

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                  Annual Compensation                  Compensation
--------------------------------------------------------------------------------------------------------------------------
                                                                                                   Shares         All
                                                         Variable         Other     Restricted   Underlying      Other
          Name and                                    Compensation       Annual        Stock      Options    Compensation
     Principal Position        Year        Salary      (Bonus)(1)     Compensation   Awards(2)    Granted         (3)
--------------------------------------------------------------------------------------------------------------------------
C. O. Holliday, Jr.            2003      $1,118,000    $1,300,000          --           --         464,200     $33,293
Chairman                       2002       1,085,000     2,200,000          --           --         540,000      32,625
& Chief Executive Officer      2001       1,085,000             0          --           --         525,000      32,325

R. R. Goodmanson               2003         736,000       581,000          --           --         174,000      31,120
Executive Vice President       2002         714,500       900,000          --           --         300,000      21,180
& Chief Operating Officer      2001         640,000             0          --           --         315,000      19,095

J. C. Hodgson                  2003         468,000       454,000          --           --         107,100      13,680
Executive Vice President       2002         413,000       600,000          --           --          65,000      12,045
and Chief Marketing &          2001         323,600       193,000          --           --          66,500       9,615
Sales Officer

S. J. Mobley                   2003         513,640       367,000          --           --          85,000      15,358
Senior Vice President,         2002         496,270       500,000          --           --         135,000      14,737
Chief Administrative           2001         449,200             0          --           --         100,000      13,434
Officer & General
Counsel

G. M. Pfeiffer                 2003         506,020       417,000(4)       --           --          85,000      15,120
Senior Vice President          2002         486,285       500,000          --           --         140,000      14,439
& Chief Financial Officer      2001         438,000             0          --           --         225,000      13,086

--------------------------------------------------------------------------------------------------------------------------

(1)  On average about 25% of variable compensation is paid in DuPont Common
     Stock.

(2) At December 31, 2003, the following executive officers held restricted stock in the following aggregate numbers and values based on $45.89 closing price per share: R. R. Goodmanson, 17,239 shares, $791,098; and G. M. Pfeiffer, 10,519 shares, $482,717. Dividends on restricted stock are credited to grantees as additional units of restricted stock.

(3) The Company's matching contributions made pursuant to the Company's savings plans, including the following amounts credited under the related savings restoration plan in 2003: $27,293 for C. O. Holliday, Jr.; $25,120 for R.
     R. Goodmanson; $7,680 for J. C. Hodgson; $9,358 for S. J. Mobley; and $9,121 for G. M. Pfeiffer.

(4) Includes special bonus of $50,000 in recognition of Mr. Pfeiffer's outstanding financial leadership.

                               OPTION GRANTS TABLE

                                                                              Potential Realizable Value at
                                                                                 Assumed Annual Rates of
                                                                                Stock Price Appreciation
                             Individual Option Grants in 2003(1)                   For Option Term (2)
-------------------------------------------------------------------------------------------------------------------------------
                           Number of    Percent
                             Shares     of Total
                           Underlying   Options
                            Options     Granted      Exercise    Expiration
          Name              Granted    in 2003(3)    Price(4)       Date           0%             5%                  10%
-------------------------------------------------------------------------------------------------------------------------------
C. O. Holliday, Jr.         464,200       3.84%       $37.75       2/5/13          0          $11,029,392         $27,935,556
R. R. Goodmanson            174,000       1.44         37.75       2/5/13          0            4,134,240          10,471.320
J. C. Hodgson               107,100        .89         37.75       2/5/13          0            2,544,696           6,445,278
S. J. Mobley                 85,000        .70         37.75       2/5/13          0            2,019,600           5,115,300
G. M. Pfeiffer               85,000        .70         37.75       2/5/13          0            2,019,600           5,115,300
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All Stockholders'           Increase in market value of DuPont Common Stock
Gains                       at assumed rates of stock price appreciation (5)              $23,639,358,101     $59,874,434,786

All Optionees' Gains        As a percent of all stockholders' gains (6)                              1.21%               1.21%
-------------------------------------------------------------------------------------------------------------------------------

(1) Stock options are exercisable beginning one to three years from date of grant and have a term of ten years. The closing price of DuPont Common Stock on the NYSE-Composite Transactions Tape must be at least 120% of the option price for five consecutive trading days for the options to be exercisable.

(2) Represents total appreciation over the exercise price at the assumed annual appreciation rates of 0%, 5% and 10% compounded annually for the term of the option.

(3) Options granted in 2003 include a total of 10.4 million options granted to management employees under the Stock Performance Plan and a total of
       1.7 million options granted to convert DuPont Canada Inc. stock options to DuPont stock options.

(4) The exercise price is the average of the high and low prices of DuPont Common Stock as reported on the NYSE-Composite Transactions Tape on the date of grant.

(5) Calculated from the $37.75 exercise price applicable to options granted in connection with the normal annual grant under the Stock Performance Plan in 2003 based on the 994,922,479 shares outstanding on the February 5, 2003 grant date for those options.

(6) Represents potential realizable value for all options granted in 2003 as compared to the increase in market value of DuPont Common Stock at assumed rates of stock price appreciation. Potential realizable value for all options granted in 2003 is calculated from the $37.75 exercise price applicable to options granted in connection with the normal annual grant under the Plan.

                        AGGREGATED 2003 OPTION EXERCISES/
                        YEAR-END 2003 OPTION VALUES TABLE

                                                         Shares Underlying             Value of Unexercised
                                  Option                Unexercised Options            In-the-Money Options
                            Exercises in 2003          Held at Dec. 31, 2003        Held at Dec. 31, 2003(2)
---------------------------------------------------------------------------------------------------------------
                           Shares
                         Underlying     Value
Name                      Options    Realized(1)    Exercisable    Unexercisable   Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------------
C. O. Holliday, Jr.        3,808       $63,556        1,667,571      1,829,200        $   81,141      --
R. R. Goodmanson            --           --             --           1,086,000             --         --
J. C. Hodgson               --           --              59,000        257,500            65,156      --
S. J. Mobley                --           --             226,900        368,000         1,530,810      --
G. M. Pfeiffer              --           --             187,068        431,000           679,623      --
---------------------------------------------------------------------------------------------------------------

(1) Represents the pre-tax gain, the difference between the market value of the option shares on the date of exercise and the exercise price.

(2) Represents the closing price for DuPont Common Stock on December 31, 2003 of $45.89 less the option grant price for all outstanding exercisable and unexercisable options for which the option price is less than the closing price. Exercisable options have been held at least one year from the date of grant (or six months in the case of reload options) and have met applicable stock price hurdles. Unexercisable options have either not met the applicable vesting requirements or price hurdles.







                              RETENTION ARRANGEMENT

The Company generally does not enter into agreements with executive officers. However, in connection with the Company's desire to retain R. R. Goodmanson, who joined the Company in 1999 as an external executive hire in the position of Executive Vice President, in March 2004 the Company entered into a retention agreement with Mr. Goodmanson. This retention agreement supersedes the agreement between the Company and Mr. Goodmanson dated April 22, 1999, described in prior years' Annual Meeting Proxy Statements and included as an exhibit to the Company's Forms 10-K and 10-Q.

Mr. Goodmanson's original agreement provided for a severance payment of two years pay (salary plus variable compensation) in the event of termination by the Company on or before May 1, 2004. The new retention arrangement extends the period through which such a severance benefit is payable until May 1, 2009, and provides that Mr. Goodmanson's target variable compensation award will be used in the calculation of any severance payment.

The retention agreement further provides that Mr. Goodmanson will be entitled to a special award of $1,000,000 if he remains with the Company though May 1, 2009, and that he will be eligible for retiree medical, dental and life insurance coverage regardless of the age at which he retires from the Company.

                          STOCK PERFORMANCE INFORMATION

The following graph presents the cumulative five-year total return for DuPont Common Stock compared with the S&P 500 Stock Index and a self-constructed peer group of companies. The peer group companies are Alcoa, BASF, Dow Chemical, Eastman Kodak, Ford, General Electric, Hewlett-Packard, Minnesota Mining and Manufacturing, Monsanto, Motorola, PPG Industries, Rohm & Haas and United Technologies.

                              [LINE GRAPH OMITTED]
                1998        1999       2000        2001       2002        2003
DuPont        $100.00      $127.1     $ 96.1      $ 87.3     $ 89.8      $100.6
S&P 500        100.00       121.0      110.0        97.0       75.5        97.2
Peer Group     100.00       150.2      128.6       109.3       79.0       109.6



The graph assumes that the value of DuPont Common Stock, the S&P 500 Stock Index, and the peer group of companies was each $100 on December 31, 1998 and that all dividends were reinvested. The peer group is weighted by market capitalization.

                               RETIREMENT BENEFITS

Retirement benefits for DuPont employees under the DuPont Pension and Retirement Plan are based on an employee's years of service and average monthly pay during the employee's three highest-paid years. "Average monthly pay" includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation over the limits imposed by the Internal Revenue Code. The Internal Revenue Code limits the amount of annual benefits that can be paid from the pension trust. Retirement benefits in excess of these limitations are paid from the Company's general revenues under separate, nonfunded pension restoration plans.

                                     ESTIMATED ANNUAL RETIREMENT
                                    BENEFITS BASED ON SERVICE OF:

---------------------------------------------------------------------------------------------
      Salary and
       Variable
     Compensation           30 Years          35 Years         40 Years            45 Years
---------------------------------------------------------------------------------------------
     $    600,000         $  260,000       $   304,000      $   349,000          $  394,000
---------------------------------------------------------------------------------------------
        1,080,000            476,000           556,000          637,000             718,000
---------------------------------------------------------------------------------------------
        1,560,000            692,000           808,000          925,000           1,042,000
---------------------------------------------------------------------------------------------
        2,040,000            908,000         1,060,000        1,213,000           1,366,000
---------------------------------------------------------------------------------------------
        2,520,000          1,124,000         1,312,000        1,501,000           1,690,000
---------------------------------------------------------------------------------------------
        3,000,000          1,340,000         1,564,000        1,789,000           2,014,000
---------------------------------------------------------------------------------------------


The table above illustrates the straight life annuity amounts payable under the DuPont Pension and Retirement Plan and pension restoration plans to DuPont employees retiring at age 65 in 2004. Benefits are subject to a Social Security offset which is reflected in the estimated benefits shown in the table. As of normal retirement age (65), the years of service credited for retirement benefits for active DuPont employees named in the Summary Compensation Table on page 22 would be as follows: 43 years for C. O. Holliday, Jr., 13 years for R.
R. Goodmanson, 42 years for J. C. Hodgson, 38 years for S. J. Mobley and 40 years for G. M. Pfeiffer.

                  2 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

Article III, Section 5, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 30, 2003, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

PwC has served as independent accountants of the Company continuously since 1954. It is believed that its knowledge of the Company's business gained through this period of service is valuable.

Past practice required reassignment of the partner responsible for the Company's account no less than every seven years. Securities and Exchange Commission rules now require reassignment of the lead partner after five years. This rotation provides the Company the benefit of new thinking and approaches in the audit area.

Fees for services provided by PwC for the past two completed fiscal years ended December 31 (in millions) were as follows:

                            2003          2002

   Audit Fees              $ 8.9        $  7.4

   Audit-Related Fees      $12.5        $  8.7

   Tax Fees                $ 2.2        $  4.9

   All Other Fees          $ 0.1        $  1.5

   TOTAL                   $23.7         $22.5

Fees for audit services included the audit of the Company's consolidated financial statements, separate audits of its subsidiaries, and services associated with regulatory filings. Fees for audit-related services primarily included audits of separate financial statements of businesses to be divested, reviews of controls associated with information systems, and audits of company-sponsored benefit plans. Fees for tax services included preparation and assistance with tax returns for expatriate employees and certain tax compliance, consulting and planning services. Fees for all other services primarily included litigation support and consulting services.

The Audit Committee has adopted a Policy on Pre-approval of Services Performed by the Independent Auditors. A summary of the Policy appears in this Proxy Statement beginning on page A-4.

Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as independent accountants to audit the Company's consolidated financial statements for the year 2004 and to render other services as required of them. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

                        THE BOARD OF DIRECTORS RECOMMENDS
                        THAT YOU VOTE "FOR" THE FOLLOWING
                                   RESOLUTION:

RESOLVED: That the action of the Audit Committee in employing
PricewaterhouseCoopers LLP as independent accountants for the year 2004 to perform the functions assigned to them in accordance with Article III, Section 5, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.

                            3 - STOCKHOLDER PROPOSAL
                              ON GOVERNMENT SERVICE

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, NW, Suite 215, Washington, DC, owner of 300 shares of DuPont Common Stock, has given notice that she will introduce the following resolution and statement in support thereof:

RESOLVED: That the stockholders of DuPont assembled in Annual Meeting in person and by proxy hereby request the Board of Directors to have the Company furnish the stockholders each year with a list of people employed by the Corporation with the rank of Vice President or above, or as a consultant, or as a lobbyist, or as legal counsel or investment banker or director, who, in the previous five years have served in any governmental capacity, whether Federal, City or State, or as a staff member of any Congressional Committee or regulatory agency, and to disclose to the stockholders whether such person was engaged in any matter which had a bearing on the business of the Corporation and/or its subsidiaries, provided that information directly affecting the competitive position of the Corporation may be omitted.

                             STOCKHOLDER'S STATEMENT

REASONS: Full disclosure on these matters is essential at DuPont because of its many dealings with Federal and State agencies, and because of pending issues forthcoming in Congress and/or State and Regulatory Agencies.

If you AGREE, please mark your proxy FOR this resolution.

                       POSITION OF THE BOARD OF DIRECTORS
                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                            "AGAINST" THIS PROPOSAL.

The Company recruits, selects and retains its directors, officers, employees, consultants and advisors based on their substantive qualifications and expertise and on their ethics and integrity. The Company has a multi-faceted program, including an extensive code of business conduct and ethics policy, to protect against conflicts of interest, the appearance of improper influence, and violations of laws, including those laws applicable to activities of officials after they leave government service.

The Board of Directors believes the proposal is unnecessary, and would present an administrative burden to the Company without providing any corresponding benefit.

                            4 - STOCKHOLDER PROPOSAL
                      ON INTERNATIONAL WORKPLACE STANDARDS

The Paper, Allied-Industrial, Chemical & Energy Workers International Union, P.O. Box 1475, Nashville, Tennessee 37202, owner of 619 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED:  The shareholders of
E. I. du Pont de Nemours and Company ("DuPont") urge the Board of Directors to adopt and implement an enforceable company-wide human rights policy based on the International Labor Organization's Declaration on Fundamental Principles and Rights at Work ("ILO Declaration"), including the following:

o All workers have the right to form and join trade unions and to bargain collectively (Conventions 87 and 98);

o There shall be no discrimination or intimidation in employment. DuPont shall provide equality of opportunity and treatment regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics (Conventions 100 and 111);

o Employment shall be freely chosen. There shall be no use of forced labor, including bonded or voluntary prison labor (Conventions 29 and 105);

o    There shall be no use of child labor (Conventions 138 and 182);

and to prepare a report at reasonable cost to shareholders concerning implementation of this policy.

                             STOCKHOLDER'S STATEMENT

As a global corporation, DuPont faces many regulatory regimes and public pressures exposing it to various risks. Managing operations effectively and increasing shareholder value depend on public and governmental goodwill. DuPont would benefit from protecting its reputation of being a good corporate citizen by adopting and enforcing a company-wide human rights policy based on the ILO Declaration.

Such a policy would ensure that DuPont is not associated with human rights violations in the workplace, and in turn, would protect DuPont's brand names and its relationships with its customers and the numerous governments with which it may do business and on whose goodwill DuPont's business success depends.

DuPont faces potentially high risk that it could be associated with workplace human rights violations because of its operations in countries where, according to the U.S. Department of State's 2002 Human Rights Reports and Amnesty International, labor and human rights are not adequately protected in law and/or practice. These high risk countries include China and Zimbabwe, which are locations of some of DuPont's major sites.

In addition, an association with workplace human rights violations could expose DuPont to costly and time-consuming litigation. For example, CHEMICAL WEEK reported on February 23, 2000 that DuPont settled a Department of Labor claim regarding discrimination against women and "will pay $14,731 each to 31 women, the largest per capita settlement of its kind."

DuPont has taken a first step by signing on to the United Nations' Global Compact, an initiative to encourage global corporations to support basic human rights and environment principles. However, the Global Compact has no enforcement mechanism. We believe an effective enforcement mechanism is the ultimate measure of DuPont's commitment to the Global Compact principles. Furthermore, DuPont has not incorporated all of the Global Compact principles in its Mission Statement and Business Conduct Guide.

In our view, the adoption, implementation and enforcement of a comprehensive policy based on the ILO Declaration would help bolster DuPont's integrity and increase its reputation in the capital markets.

We urge you to vote FOR this resolution.

                       POSITION OF THE BOARD OF DIRECTORS
                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                            "AGAINST" THIS PROPOSAL.

The Board of Directors recognizes the importance of being a responsible corporate citizen globally and believes the Company meets the overall objectives of the proposal.

The Company supports the general intent of the proposal and similar international workplace standards suggested by other organizations. On an ongoing basis the Company reviews principles and codes offered by a wide variety of organizations and examines its own policies and practices in light of such provisions. The Company also meets with advocates of principles and codes to explore issues of mutual concern.

DuPont is committed to conducting its business with the highest ethical standards and works diligently to be a responsible and respected corporate citizen throughout the world. The Company has had in place for many years a Business Ethics Policy, Business Conduct Guide and Mission Statement addressing many of the matters covered in the standards described in the proposal. DuPont's corporate policies and procedures are applicable to employees in DuPont businesses around the globe.

The Business Ethics Policy requires employees to affirm on an annual compliance statement that they have conducted business in accordance with the Company's standards. The Company's Business Conduct Guide emphasizes the responsibility of each employee to comply with all applicable laws and stresses the Company's zero tolerance policy on discrimination and harassment.

DuPont has long been considered a leader in the area of workplace practices. In the past year alone, the Company has been recognized by numerous U.S. and global organizations for progressive and respectful workplace practices. For example, DuPont was recognized as one of the best employers to work for in countries as diverse as Mexico, Brazil, the United States, India and Korea. For more information about DuPont and its people, please visit www.peoplediversity.dupont.com.

Also, in 2003 DuPont adopted corporate policies regarding child and forced labor. These principles clearly establish that DuPont will not tolerate the exploitation of children or the physical punishment, abuse or involuntary servitude of any worker. These policies are global requirements for DuPont operations and suppliers.

Several years ago, DuPont was among the first companies to endorse the Global Compact, an initiative of the United Nations. The U.N. Global Compact seeks to have companies and other business associations embrace, support and enact a set of core values in the areas of human rights, labor standards, and environmental practices. The principles of the U.N. Global Compact address essentially all of the tenets referenced in the proposal.

In addition to endorsing the Global Compact, DuPont supports the Global Reporting Initiative (GRI). The GRI is a multi-stakeholder process and independent institution whose mission is to develop and disseminate globally applicable Sustainability Reporting Guidelines. These Guidelines provide a comprehensive format for organizations to use for reporting on the economic, environmental and social dimensions of their activities, products and services. The Company publishes annually on its website (www.dupont.com) a broad range of data in the GRI format.

The Board of Directors believes the objectives of this proposal are being addressed through the Company's long-standing Business Ethics Policy, Business Conduct Guide and Mission Statement; endorsement of the Global Compact; adoption and publication of principles on child and forced labor; and active participation in the Global Reporting Initiative.




                             5 -STOCKHOLDER PROPOSAL
                            ON EXECUTIVE COMPENSATION

The International Brotherhood of DuPont Workers, P.O. Box 16333, Louisville, Kentucky 40256, owner of 60 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED: That the stockholders of E. I. du Pont de Nemours and Company, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors give consideration to preparing a report, to be made available to shareholders four months after the 2004 Annual Meeting, that shall review the compensation packages provided to senior executives of the Company and address the following:

1. Ways to link compensation more closely to the Company's financial performance.

2. Ways to link compensation to the Company's social corporate performance (e.g., incentives given for meeting or surpassing certain standards, such as those involving the impact of production on the environment).

3. Comparison of compensation packages for senior executives with that provided to the lowest paid company employees in the U.S. and internationally.

4. Whether there should be a ceiling on compensation provided to senior executives so as to prevent the possibility of excessive compensation.

5. Whether compensation of senior executives should be adjusted in the event of the layoff of a substantial number of employees.

                             STOCKHOLDER'S STATEMENT

During the time Mr. Holliday has served as CEO, his total compensation has been made up of three elements - salary, cash bonus and stock options. His salary and bonus have ranged from $2.74 million in 2000 to $3.285 million for 2002. His stock options during the same time period have ranged from over 300,000 options in 2000 (valued by DuPont at $11.5 million to $23 million, depending on valuations) to 540,000 options in 2002 (valued by DuPont at $14.5 million to $29 million).

The justification for Mr. Holliday's compensation can be stated this way, although not necessarily by DuPont.

If it was a profitable year for the Company, then it was a result of the leadership provided by Mr. Holliday.

If it was not a profitable year for the Company, then this was a result of forces outside of Mr. Holliday's control (e.g., global recession, the price of oil) and only as a result of his leadership can we expect a return to profitability.

Yet for the past three years, the employees in the U.S. who actually produce the products that have made this Company so successful have received a yearly wage increase that has averaged less than 3%. And during this same time period, these employees have seen their health care costs skyrocket, with monthly premiums more than doubling. For retirees, the picture is even worse, with some retirees now paying more in health care costs than they receive from their pension.

It is time to rethink the criteria used for compensating our senior executives. This proposal will do just that, and would be applauded by the employees of DuPont as well as the general public. This would serve DuPont well, given its global stature and its increasing prominence in the market place.

If you AGREE, please mark your proxy FOR this resolution.

                       POSITION OF THE BOARD OF DIRECTORS
                             THE BOARD OF DIRECTORS
                            RECOMMENDS THAT YOU VOTE
                            "AGAINST" THIS PROPOSAL.

The Board shares the underlying objective for the Company's executive compensation policy and programs to be linked to business and individual performance and shareholder value and also take into account an appropriate balance and competitive positioning for key leadership talent. The Board believes that the objective of this proposal is being addressed through the engaged oversight and work of the Compensation Committee and the Committee's Report on Executive Compensation set forth on pages 18-21 of this Proxy Statement (Report).

The Report describes how closely executive compensation is linked to the Company's financial performance on an annual, mid-term and long-term basis.

In 2003 the Compensation Committee worked with an outside consultant to undertake a study of DuPont's executive compensation strategy. As a result, changes have further strengthened the link with financial performance by setting pre-established performance-based operational metrics to compensate the Company's senior leadership, using performance-based restricted stock units as more fully described in the Report.

In addition, the Report describes the link between annual variable compensation and social corporate performance, including performance on the Company's core values - "payments may be differentiated by business unit based on a qualitative assessment of performance on the Company's core values: ethics and integrity; workplace environment, treatment and development of people, and strategic staffing (including diversity); and safety, health and environmental stewardship."

The Report also describes the steps taken by the Company to address concerns over the upward spiral of CEO compensation. In the early 1990s, DuPont initiated the practice of setting CEO pay relative to pay for senior positions below CEO, rather than tying it to that of other CEOs.

In the Board's view, the report requested by the proposal would duplicate the Compensation Committee's ongoing work to review, evaluate and modify, when indicated, the Company's executive compensation policy and programs and to report annually to all stockholders through the Proxy Statement.




                                  OTHER MATTERS

The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

                                  APPENDIX "A"

                      E. I. DU PONT DE NEMOURS AND COMPANY

                             AUDIT COMMITTEE CHARTER

I.  PURPOSE

         The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to:

o Monitoring the quality, reliability and integrity of the Company's external financial reporting process;

o The adequacy of the Company's internal controls particularly with respect to the Company's compliance with legal and regulatory requirements and corporate policy;

o The independence and qualifications of the Company's independent auditors, who shall be accountable to the Audit Committee and the Board of Directors;

o The performance of the Company's internal audit function and the Company's independent auditors; and

o The preparation of an Audit Committee Report for inclusion in the Company's annual meeting proxy statement, in accordance with applicable rules and regulations.

II.  RESPONSIBILITIES

         The Audit Committee's responsibilities shall include:

o Subject to shareholder approval, nominating, employing and replacing the independent auditors to audit the consolidated financial statements of the Company.

o Pre-approving all audit and permitted non-audit related services, including the fees related to the provision of such services, to be performed by the Company's independent auditors.

o Reviewing and appraising the audit efforts of the Company's independent auditors.

o Reviewing and appraising the audit efforts of the Company's internal audit function, including reviewing with the independent auditors the responsibilities, budget and staffing of the internal audit function.

o Ensuring that the independent auditors submit, at least annually, to the Audit Committee a report describing (1) the independent auditors' quality control procedures, (2) all relationships between the independent auditors and the Company, and (3) material issues raised by the independent auditors' most recent internal quality control review or peer review or by any governmental or professional inquiry or investigation in the most recent five-year period relating to the independent auditors' audits. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. As appropriate, the Audit Committee shall recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of their independence.

o Reviewing with management and the independent auditors the Company's financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K and in its quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission. Such review shall include discussing with the independent auditors those matters required to be discussed under generally accepted auditing standards and applicable regulations.

o Discussing with management the Company's earnings press releases, earnings guidance, and other financial information provided to analysts and rating agencies.

o Meeting with management periodically to discuss guidelines and policies governing the processes used to assess, monitor and control the Company's major risk exposures, including financial risk exposures.

o Discussing with the independent auditors any problems or difficulties encountered during the course of the audit and any significant disagreements with management.

o    Approving the appointment or removal of the Vice President and General
     Auditor.

o Providing an open avenue of communication among and individually with the independent auditors, management, the internal audit function, and the Board of Directors, and taking appropriate actions resulting from this interaction.

o Establishing procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters, including procedures for the confidential, anonymous submission of complaints by employees of the Company.

o Reviewing and assessing the adequacy of this Charter on an annual basis and recommending changes, if any, to the Board of Directors.

o Establishing a policy to govern the Company's hiring of employees or former employees of its independent auditors.

o    Reporting regularly to the Board.

o    Conducting an annual performance evaluation of the Audit Committee.


III.  COMPOSITION

         The Audit Committee shall be comprised of at least three independent directors. All of the members of the Audit Committee shall be independent as determined under the Board's Corporate Governance Guidelines and the New York Stock Exchange standard and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In the judgment of the Board, all of the members of the Audit Committee shall be financially literate or become so within a reasonable period of time after his or her appointment to the Audit Committee and at least one member of the Committee shall possess experience and expertise in accounting or financial management.

         The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Audit Committee shall serve until their successors shall be duly elected and qualified.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise it. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of or to meet with any members of, or consultants to, the Audit Committee.

         The Company shall provide the Audit Committee with a level of funding appropriate for the Audit Committee to carry out its responsibilities.

IV.  MEETINGS

         The Committee shall meet at least six times annually. As part of its job to foster open communication, the Committee shall meet at least annually with management, the Vice President and General Auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

V.  LIMITATION OF DUTIES

         While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditors are responsible for planning and conducting audits. Management is responsible for preparing complete, accurate financial statements in accordance with generally accepted accounting principles.

                                 APPENDIX "A-1"

                        SUMMARY OF AUDIT COMMITTEE POLICY
        ON PRE-APPROVAL OF SERVICES PERFORMED BY THE INDEPENDENT AUDITORS

     The independence of the Company's independent auditors is critical to ensure the integrity of the Company's financial statements. To assure that the services performed by the independent auditors do not impair their independence, the Audit Committee has established a policy governing pre-approval of services to be provided by the independent auditors.

     The independent auditors will submit a report, which includes an aggregate of services in the following four categories expected to be rendered during the year and the related range of fees, to the Audit Committee for its approval:

1. Audit services comprise the work necessary for the independent auditors to render an opinion on the audit of the consolidated financial statements of the Company as well as work that generally only the independent auditors can reasonably be expected to provide, including separate audits of the Company's subsidiaries, services associated with SEC registration statements, periodic reports and other documents issued in connection with securities offerings.

2. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements, including financial statement audits of businesses to be divested, employee benefit plan audits, agreed-upon or expanded audit procedures to meet certain regulatory requirements, and certain attestation services.

3. Tax services include selected non-U.S. tax compliance and limited assistance with tax audits involving federal, state and international tax consulting projects commenced prior to December 31, 2001.

4. Other services include attestation services required in connection with governmental requests/reviews and other attestation services performed in connection with nonfinancial information.

     From time to time, circumstances may arise in which it will become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval (e.g., new services or approved services exceeding the pre-approved range of fees). In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

     The Audit Committee has delegated limited pre-approval authority to the Audit Committee Chair. Any services and associated fees approved by the Audit Committee Chair will be reported to the Audit Committee at its next meeting.

                                  APPENDIX "B"

                      E. I. DU PONT DE NEMOURS AND COMPANY

                         COMPENSATION COMMITTEE CHARTER

I.  PURPOSE

         The primary purpose of the Compensation Committee is to:

o Discharge the responsibilities of the Company's Board of Directors relating to compensation of the Company's executive employees;

o Produce a Report on Executive Compensation for inclusion in the Company's annual meeting proxy statement, in accordance with applicable rules and regulations;

o Oversee the succession planning process and personal development for key positions.

II.  RESPONSIBILITIES

         The Compensation Committee's responsibilities shall include:

o Establishment of the executive compensation policy for the Company consistent with corporate objectives and shareholder interests;

o Oversight of the process for evaluation of the performance of the Chief Executive Officer, including coordination of input from independent directors regarding the performance of the Chief Executive Officer against Board-approved goals and objectives relevant to CEO compensation;

o Recommendation to the Board regarding the compensation for the Chief Executive Officer based on the evaluation;

o Review and approval of compensation for, including employment arrangements with, executive officers other than the CEO;

o Recommendation to the Board regarding the compensation for nonemployee directors;

o Administration of grants under the Company's compensation plans, including recommendation to the Board with respect to variable compensation and equity-based plans;

o Assessment of key leadership talent and monitoring succession planning, development and retention of key current and future leaders;

o    Oversight of the Chief Executive Officer succession planning process;

o    Reporting regularly to the Board; and

o    Annual performance evaluation of the Compensation Committee.

         In carrying out these responsibilities, the Compensation Committee may

o Take appropriate action to authorize the issuance of DuPont common stock pursuant to provisions of the Company's compensation and benefit plans;

o Retain or replace trustees under the Company's benefit plans and take such other actions as may be required by the Company's compensation and benefit plans, related trust agreements or other plan documents;

o Retain any consultant that the Committee considers appropriate and approve related fees and other retention terms; and

o Request any officer or employee of the Company or the Company's outside counsel to attend a meeting of or to meet with any members of, or consultants to, the Compensation Committee.

III.  COMPOSITION

         The Compensation Committee shall be comprised of at least three independent directors, each of whom shall be independent as determined under the Board's Corporate Governance Guidelines and the New York Stock Exchange standard and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

         The members of the Compensation Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Compensation Committee shall serve until their successors shall be duly elected and qualified.

         The Company shall provide the Compensation Committee with a level of funding appropriate for the Compensation Committee to carry out its responsibilities.

IV.  MEETINGS

         The Committee shall meet at least three times annually. The Committee may at its discretion meet with or without management, and with or without any compensation consultant retained by the Committee, in separate executive sessions to discuss any matters that the Committee, management or the compensation consultant believe should be discussed privately.

                                  APPENDIX "C"

                      E. I. DU PONT DE NEMOURS AND COMPANY

                     CORPORATE GOVERNANCE COMMITTEE CHARTER

I.  PURPOSE

         The primary purpose of the Corporate Governance Committee is to:

o Identify individuals qualified to become Board members consistent with criteria approved by the Board and recommend to the Board nominees for election as directors of the Company, including nominees whom the Board proposes for election as directors at the annual meeting; and

o Develop and recommend to the Board a set of corporate governance principles for the Company.

II.  RESPONSIBILITIES

         The Corporate Governance Committee's responsibilities shall include:

o Selection of new directors who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders;

o Review and recommendation to the Board on the size, composition and organization of the Board and its committees; directorship policies and practices; Board operations; and associated matters of corporate governance, including committee charters;

o    Guidance on directors' continuing education;

o    Oversight of the evaluation of the Board and its effectiveness;

o    Reporting regularly to the Board; and

o    Annual performance evaluation of the Corporate Governance Committee.

         In carrying out these responsibilities, the Corporate Governance Committee may

o Consult with the Chairman and Chief Executive Officer in developing recommendations to the Board on potential nominees for election to the Board and such other matters as the Committee considers appropriate; and

o Retain any search firm that the Committee considers appropriate to be used to identify director candidates and approve related fees and retention terms of such firm.

III.  COMPOSITION

         The Corporate Governance Committee shall be comprised of independent directors, each of whom shall be independent as determined under the Board's Corporate Governance Guidelines and the New York Stock Exchange standard and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

         The members of the Corporate Governance Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Corporate Governance Committee shall serve until their successors shall be duly elected and qualified.

         The Company shall provide the Corporate Governance Committee with a level of funding appropriate for the Corporate Governance Committee to carry out its responsibilities.

IV.  MEETINGS

         The Committee shall meet at least three times annually. The Committee may at its discretion meet with or without management, and with or without any search firm retained by the Committee, in separate executive sessions to discuss any matters that the Committee, management or the search firm believe should be discussed privately.

                                 APPENDIX "C-1"

                           DIRECTOR NOMINATION PROCESS

                  The purpose and responsibilities of the Corporate Governance Committee, described in the Committee's Charter at Appendix C (and available on the Company's website at www.dupont.com), include recommending to the Board nominees for election as directors. The Committee's members are independent under the Board's Corporate Governance Guidelines and the NYSE standard.

                  The Committee considers potential candidates suggested by Board members, as well as management, stockholders and others. The Committee does not, but may in the future, engage a third-party to assist in identifying and evaluating potential candidates.

                  The Board's Corporate Governance Guidelines describe qualifications for directors: Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

                  When considering candidates for nomination, the Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders.

                  The Committee will consider candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Secretary of the Company and include:

     o A statement that the writer is a stockholder of record (or providing appropriate support of ownership of DuPont stock);

     o   The name of and contact information for the candidate;

     o   A statement of the candidate's business and educational experience;

     o Information regarding each of the factors described above in sufficient detail to enable the Committee to evaluate the candidate;

     o A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company or any other information that bears on potential conflicts of interest, legal considerations or a determination of the candidate's independence;

     o Information concerning service as an employee, officer or member of a board of any charitable, educational, commercial or professional entity;

     o Detailed information about any relationship or understanding between the proposing stockholder and the potential candidate; and

     o A statement by the potential candidate that s/he is willing to be considered and to serve as a director if nominated and elected.

                  Once the Committee has identified a prospective candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee's background and experience.

                  The Committee also considers such relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Committee determines whether to interview the prospective nominee; one or more members of the Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing this evaluation, the Committee concludes whether to make a recommendation to the full Board for its consideration.

                                      * * *

                  This year John T. Dillon is standing for election by the stockholders for the first time. He was brought to the attention of the Corporate Governance Committee by the Chairman and Chief Executive Officer.

                  For DuPont's 2005 Annual Meeting, the Committee will consider nominations submitted by stockholders of record and received by the Secretary of the Company by December 6, 2004.

                        DIRECTIONS TO THE DUPONT THEATRE


FROM PHILADELPHIA ON I-95 SOUTH

1.   Follow I-95 South to Wilmington.

2.   From right lane take Exit 7A marked "52 South, Delaware Ave."

3.   Follow exit road (11th Street) marked "52 South, Business District."

4. Continue on 11th Street bearing left through Delaware Avenue intersection to parking.

5.   The DuPont Theatre is in the Hotel du Pont Building.


FROM BALTIMORE ON I-95 NORTH

1.   Follow I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue."

2.   From right lane take Exit 7 onto Adams Street.

3.   At the third traffic light on Adams Street, turn right onto 11th Street.

4. Follow 11th Street marked "52 South, Business District," bearing left through Delaware Avenue intersection to parking.

5.   The DuPont Theatre is in the Hotel du Pont Building.



                               DOWNTOWN WILMINGTON

                      [MAP OF DOWNTOWN WILMINGTON OMITTED]

 To reach Wilmington by train, please call AMTRAK at 800-872-7245 for Northeast

       Corridor service or SEPTA at 302-652-3278 for local train service.

                                 www.dupont.com




Printed on Recycled Paper

                           E. I. DU PONT DE NEMOURS
                                   AND COMPANY


                         ANNUAL MEETING OF STOCKHOLDERS


                                 APRIL 28, 2004
                                   10:30 A.M.


                               The DuPont Theatre
                                 DuPont Building
                               1007 Market Street
                              Wilmington, Delaware





--------------------------------------------------------------------------------
                               DETACH HERE



                         PROXY / VOTING INSTRUCTION CARD

   [DU PONT LOGO]     E. I. DU PONT DE NEMOURS AND COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby  appoints C. J. Crawford, C. O. Holliday,  Jr., and C.
   M. Vest, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the
P undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 2004, and any adjournments thereof, as hereinafter
R specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies
O  previously given.

X As described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in
Y certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 22, 2004. A TRUSTEE FOR AN EMPLOYEE SAVINGS PLAN MAY VOTE IN ITS DISCRETION ALL SHARES HELD IN THE PLAN FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED. OTHER SHARES OWNED BY YOU WILL BE VOTED ONLY IF YOU SIGN AND RETURN A PROXY CARD, VOTE BY INTERNET OR TELEPHONE, OR ATTEND THE MEETING AND VOTE BY BALLOT.

   ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

   Nominees for the Election of Directors are:

   (01) A. J. P. Belda, (02) R. H. Brown, (03) C. J. Crawford,
   (04) J. T. Dillon,   (05) L. C. Duemling, (06) C. O. Holliday, Jr.,
   (07) D. C. Hopkins, (08) L. D. Juliber, (09) M. Naitoh, (10) W. K. Reilly,
   (11) H. R. Sharp, III, and (12) C. M. Vest

   -----------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY
                IN THE ENCLOSED ENVELOPE.
   -----------------------------------------------------------------------------

         If you write in the space below, please mark the corresponding box on the other side.


   HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

   -------------------------------------    ------------------------------------

   -------------------------------------    ------------------------------------

   -------------------------------------    ------------------------------------

   Your shares will not be voted unless you vote by Internet or telephone as desribed on the other side or sign and return this card.

E. I. DU PONT DE NEMOURS AND COMPANY

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8627
EDISON, NJ 08818-8627















                         ------------------------------


                         ------------------------------
                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

-----------------------------------------                         -----------------------------------------
                                                  OR
       VOTE-BY-INTERNET                                           VOTE-BY-TELEPHONE
LOG ON TO THE INTERNET AND GO TO  [GRAPHIC OF COMPUTER OMITTED]   CALL TOLL-FREE     [GRAPHIC OF PHONE OMITTED]
HTTP://WWW.EPROXYVOTE.COM/DD                                      1-877-PRX-VOTE (1-877-779-8683)
-----------------------------------------                         -----------------------------------------

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

                              THANK YOU FOR VOTING.


--------------------------------------------------------------------------------
            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL    |2185
                                                                        |
[X] PLEASE MARK                                                         |
    VOTES AS IN                                                          -------
    THIS EXAMPLE.


 WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND
                         AGAINST PROPOSALS 3 THROUGH 5.

------------------------------------------------------------------------------------------------------
                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOARD PROPOSALS 1 AND 2.

------------------------------------------------------------------------------------------------------
                              FOR   WITHHELD        (01) A. J. P. Belda         (07) D. C. Hopkins
1. On Election of             [ ]     [ ]           (02) R. H. Brown            (08) L. D. Juliber
   Directors                                        (03) C. J. Crawford         (09) M. Naitoh
          For all nominees except as noted below    (04) J. T. Dillon           (10) W. K. Reilly
     [ ]                                            (05) L. C. Duemling         (11) H. R. Sharp, III
        ----------------------------------------    (06) C. O. Holliday,  Jr.   (12) C. M. Vest

                        FOR   AGAINST   ABSTAIN
2. On Ratification of   [ ]     [ ]       [ ]
   Accountants
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE
                                    FOLLOWING STOCKHOLDER PROPOSALS.
------------------------------------------------------------------------------------------------------
                                                             FOR            AGAINST           ABSTAIN
3. On Government Service                                     [ ]              [ ]               [ ]

4. On International Workplace Standards                      [ ]              [ ]               [ ]

5. On Executive Compensation                                 [ ]              [ ]               [ ]
------------------------------------------------------------------------------------------------------
                                                                 Send Annual
                                                                 Meeting Ticket                 [ ]

                                                                 Discontinue Annual Report      [ ]
                                                                 Mailings for this Account

                                                                 Change Of                      [ ]
                                                                 Address/Comments
                                    Please sign this proxy  exactly as name  appears  hereon.  When shares  are held by  joint  tenants,  both  should  sign.  When
                                    signing  as  attorney,  executor,  administrator,   trustee  or
                                    guardian,  please  give full title as such.  If the signer is a corporation,  sign the full corporate  name by duly  authorized officer.
Signature:                                   Date:               Signature:                                    Date:
          ---------------------------------        -------------            ---------------------------------        -------------

                      E. I. du Pont de Nemours and Company

                         2004 Telephone Voting Script

                  -------------------------------------------
                  Toll Free: 1-877-PRX-VOTE or 1-877-779-8683
                  -------------------------------------------


1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2. Enter the series of numbers printed in the shaded area on your proxy card followed by the pound sign.

3.   One moment please while we verify your information.

4. Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.   The company that you are voting is E. I. du Pont de Nemours and Company.

6. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.

          If 1, go to 13.

          If 2, go to 8.

8. Item #1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

          If 1, go to 9.

          If 2, go to 9.

          If 3. go to DIRECTOR EXCEPTION.

       ----------------------------------------------------------------
       DIRECTOR EXCEPTION

       Enter the 2-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or, if you have completed voting on directors, press the pound key again.

            If pound key entered, go to 9.

            If valid nominee number, go to NEXT NOMINEE.

       NEXT NOMINEE

       To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key. Or, if you have completed voting on directors press the pound key again.

            If pound key entered, go to 9.

            If valid nominee number, go to NEXT NOMINEE.

       INVALID NOMINEE NUMBER

            You have entered an invalid nominee number.

            {Go to NEXT NOMINEE.}
       ----------------------------------------------------------------

9. Item #2. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 10.
          If 2, go to 10.
          If 3, go to 10.

10. Item #3. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 11.
          If 2, go to 11.
          If 3, go to 11.

11. Item #4. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 12.
          If 2, go to 12.
          If 3, go to 12.

12. Item #5. To vote for, press 1; against, press 2; to abstain, press 3. If 1, go to 13.
          If 2, go to 13.
          If 3, go to 13.

13. If you would like us to send you an Annual Meeting Admission Ticket, press 1. If not, press 2.
          If 1, go to 14.
          If 2, go to 14.

14. If you would like to discontinue mailing an annual report to this account, press 1. If not, press 2.

15.  You have cast your vote as follows:

        -----------------------------------------------------------------
        PLAYBACK {Playback the appropriate vote for this proxy card.}
        =================================================================
        DEFAULT PLAYBACK

        You have voted in the manner recommended by the Board of Directors.

        DIRECTOR PROPOSAL PLAYBACK

        FOR ALL NOMINEES

        OR

        FOR ALL NOMINEES EXCEPT FOR THE FOLLOWING NOMINEE NUMBERS

        OR

        WITHHOLD FOR ALL NOMINEES

        FOR/AGAINST/ABSTAIN PROPOSAL PLAYBACK

        Item # {For | Against | Abstain}
        -----------------------------------------------------------------


16. Your vote has been successfully recorded. It is not necessary for you to mail your card. If you wish to vote another card or change your vote, press
     1. Otherwise, please hang up. Thank you for voting.


        -----------------------------------------------------------------
        NO KEY PRESSED
        Go to the same item (repeat three times); otherwise, go to ERROR.

        INVALID NUMBER
        Go to the same item (repeat three times); otherwise, go to ERROR.

        ERROR
        We are unable to process your request at this time. Thank you for calling.

             {Call ends.}
        -----------------------------------------------------------------

VOTE BY NET
[DUPONT LOGO]
  The miracles of science

WELCOME!

Name Line

Address Line

City, State Zip Line


DELIVERY PREFERENCE

Select how you would like to receive your future annual meeting materials:

     [_]  Postal mail -or-

     [_]  Electronically (VIEW TERMS AND CONDITIONS FOR ELECTRONIC DELIVERY).

          E-mail address (e.g., name@xyz.com)        [                         ]

          Enter e-mail address again for validation  [                         ]

VOTE BY NET
[DUPONT LOGO]
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PROXY / VOTING INSTRUCTIONS CARD

E. I. DU PONT DE NEMOURS AND COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints C. J. Crawford, C. O. Holliday, Jr., and C. M. Vest, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 2004, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

As described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 28, 2004. A TRUSTEE FOR AN EMPLOYEE SAVINGS PLAN MAY VOTE IN ITS DISCRETION ALL SHARES HELD IN THE PLAN FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED. OTHER SHARES OWNED BY YOU WILL BE VOTED ONLY IF YOU SIGN AND RETURN A PROXY CARD, VOTE BY INTERNET OR TELEPHONE, OR ATTEND THE MEETING AND VOTE BY BALLOT.

On matters for which you do not specify a choice, your shares will be voted in accordance with the recommendation of the Board of Directors.

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE:

     "FOR" ALL NOMINEES
     "FOR" PROPOSAL 2
     "AGAINST" PROPOSAL 3
     "AGAINST" PROPOSAL 4
     "AGAINST" PROPOSAL 5

Check this box to cast your vote in accordance with the recommendations of
E. I. du Pont de Nemours and Company Directors:                              [_]


E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES.

1. Election of Directors      [_] FOR ALL NOMINEES,         [_] WITHHOLD AS TO
                                  EXCEPT AS NOTED BELOW         ALL NOMINEES

                [_] A. J. P. Belda  [_] R. H. Brown      [_] C. J. Crawford
                [_] J. T. Dillon    [_] L. C. Duemling   [_] C. O. Holliday, Jr.
                [_] D. C. Hopkins   [_] L. D. Juliber    [_] M. Naitoh
                [_] W. K. Reilly    [_] H. R. Sharp, III [_] C. M. Vest

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "FOR"
PROPOSAL 2.

     2. On Ratification of Accountants       [_] FOR   [_] AGAINST   [_] ABSTAIN

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 3.

     3. On Government Service                [_] FOR   [_] AGAINST   [_] ABSTAIN

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 4.

     4. On International Workplace Standards [_] FOR   [_] AGAINST   [_] ABSTAIN

E. I. DU PONT DE NEMOURS AND COMPANY DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 5.

     5. On Executive Compensation            [_] FOR   [_] AGAINST   [_] ABSTAIN



IF APPLICABLE, CLICK THE OPTIONS BOX:        [_] Send Annual Meeting Ticket

                                             [_] Discontinue Annual Report
                                                 Mailings for this Account


To cast your vote please click "Submit".
(NOTE: Your vote will not be counted until you click "Submit".)

                                                                    VOTE
                                                                 ----------
                                                                 B Y  N E T


[DUPONT LOGO]
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CONTROL NUMBER:

CONFIRMATION NUMBER:

Thank you for using EquiServe's Vote-By-Net facility.


STEP 3: SUMMARY OF YOUR VOTE

Your vote was recorded by EquiServe as follows:

     1.   Election of Directors                          (       )

     2.   On Ratification of Accountants                 (       )

     3.   On Government Service                          (       )

     4.   On International Workplace Standards           (       )

     5.   On Executive Compensation                      (       )

     Send Annual Meeting Ticket                          (       )
     Discontinue Annual Report Mailings                  (       )
       for this account

Delivery Preference

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